UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

EC Development, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-42498	90-0829544
(Commission File Number)	(IRS Employer Identification No.)

23 E. 9th Street, Suite 229, Shawnee, Oklahoma, 74801
(Address of principal executive offices)

(405) 273-3330
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5:	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 3, 2012, at a Meeting of the Board of Directors, pursuant to authority under the bylaws of the Company, the Company decided to consolidate its operations in Shawnee, Oklahoma, closing its Western Regional Office and, in connection therewith, Randy Edgerton, Chief Financial Officer and a Director, submitted his resignation as Director and as Chief Financial Officer to pursue other ventures.  There was no dispute or disagreement with Mr. Edgerton, the Company or its Board of Directors.   The Board of Directors accepted his resignation and, pursuant to authority, appointed Eugene Estep to serve as Chief Financial Officer until a new financial officer is appointed and Mr. Estep has accepted this appointment.  Mr. Estep is presently the sole member of the Board of Directors and therefore the Board will undertake to appoint at least one additional director.

SIGNATURES

In accordance with section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized individual.

EC Development, Inc.

Date: December 11, 2012	By:	/s/Eugene Estep
Eugene Estep
Chief Executive Officer